PERFORMANCE CALCULATION
                       COLONIAL OHIO TAX-EXEMPT FUND - CLASS C
                               FISCAL YEAR END: 1/31/98
                                INCEPTION DATE: 8/1/97

                                            SINCE INCEPTION
                                           8/1/97 TO 1/31/98

                              Standard                          Non-Standard
Initial Inv.                 $1,000.00                           $1,000.00
Amt. Invested                $1,000.00                           $1,000.00
Initial NAV                      $7.61                               $7.61
Initial Shares                  131.406                             131.406
Shares From Dist.                 3.069                               3.069
End of Period NAV                $7.72                               $7.72
CDSC Rate                         1.00%
Total Return                      2.81%                               3.81%
Average Annual
  Total Return                     N/A                                 N/A